Exhibit 99.1

Delek Logistics and Delek US Announce Midstream Growth and Increased Crude Oil Flexibility

•	Delek Logistics enters into Red River Pipeline Joint Venture

•	Delek US increases direct access to Cushing sourced crude oil

•	Delek US provides update on Krotz Springs operations

BRENTWOOD, Tenn., May 28, 2019 -- Delek Logistics Partners, LP (NYSE: DKL) (“Delek Logistics”) and Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) announced today an acquisition to provide additional midstream growth and improved crude oil flexibility. An indirect, wholly-owned subsidiary of Delek Logistics purchased a 33 percent ownership interest for approximately $128.0 million in Red River Pipeline Company, LLC (“Red River”) from an affiliate of Plains All American Pipeline, L.P. (NYSE: PAA) to form a new joint venture that owns capacity on the Red River pipeline. Red River intends to proceed with an expansion project to increase the capacity of the pipeline from 150,000 barrels per day to 235,000 barrels per day. Also, Delek US will increase its direct access to crude oil originating in Cushing, Oklahoma from 35,000 barrels per day to 100,000 barrels per day utilizing a portion of the new capacity through a throughput and deficiency (“T&D”) agreement with the Red River joint venture.

Uzi Yemin, Chairman and Chief Executive Officer of Delek Logistics' general partner and Chairman, President and Chief Executive Officer of Delek US, remarked: “This joint venture supports our initiative to grow the midstream business, while increasing our crude oil sourcing flexibility. For Delek Logistics, this joint venture is expected to generate approximately $13.5 to $15.5 million of annualized adjusted EBITDA in its first year, which is expected to increase to approximately $20.0 to $25.0 million of annualized adjusted EBITDA following an expansion in the first half of 2020. From a midstream standpoint, this investment, combined with our current operations, the development of our gathering system and long haul crude oil pipeline strategy, increases our 2023 midstream adjusted annualized EBITDA goal to $370 to $395 million from our previous range of $350 to $370 million. This investment also increases our crude oil sourcing flexibility with additional direct access to a wide array of Cushing, Oklahoma crude oil grades. First, it will build from our current 35,000 barrels per day of Cushing crude oil in our system that has benefited our refining system gross margin. Second, it further enhances our crude slate optionality for three of our four refineries. Finally, it gives us the ability to ship to the US Gulf Coast at very attractive tariffs. Following the pipeline expansion project, our 302,000 barrel per day refining system should have access to approximately 125,000 barrels per day of crude oil priced on a Cushing basis, which will further diversify our crude oil slate.”

Red River Joint Venture
Delek Logistics has purchased a 33 percent ownership interest in the Red River pipeline joint venture from Plains Pipeline, L.P. for approximately $128.0 million. This investment will be financed by borrowings on the Delek Logistics revolving credit facility. The Red River crude oil pipeline is a 16 inch pipeline running from Cushing, Oklahoma to Longview, Texas with a current capacity of 150,000 barrels per day. Currently, the joint venture has access to 60 percent of the capacity from Cushing to Hewitt, Oklahoma and 100 percent of the capacity from Hewitt to Longview. An approximately $51.0 million expansion project to increase the pipeline capacity to 235,000 barrels per day is expected to be completed during the first half of 2020. Delek Logistics will contribute approximately $20.0 million, of which approximately $3.5 million was paid with the initial investment, to the joint venture for this expansion. Upon completion of the expansion project, the joint venture will have access to approximately 69 percent of the capacity from Cushing to Hewitt and 100 percent of the capacity from Hewitt to Longview.

Improved Crude Oil Flexibility
In conjunction with the joint venture, Delek US entered into a 10 year T&D agreement for 65,000 barrels per day on the Red River pipeline which will begin upon the completion of the expansion project. Combined with Delek US’ existing T&D agreement, this new agreement will increase direct access from Cushing, Oklahoma to Longview, Texas from 35,000 barrels per day to 100,000 barrels per day. From Longview, crude oil can be delivered into Delek US’ Tyler, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana refineries using various Delek Logistics pipeline assets that support those operations, including the east Texas crude logistics system,

Paline pipeline, Caddo pipeline and other third-party systems. In light of IMO 2020, and the current forecast of new pipeline projects being built out of the Permian Basin, this commitment will provide Delek US access to a growing number of segregated crude oil grades and pricing available in the Cushing, Oklahoma trade hub.

Krotz Springs Refinery Update
The Army Corps of Engineers is considering the opening of the Morganza Spillway in Louisiana in early June. Delek US has begun preparation ahead of this opening to minimize the potential effect on the operations at the Krotz Springs refinery. Our focus is to keep the employees and the facilities safe from the potential increase in water levels. Currently, based on Army Corps of Engineers flood inundation maps, water levels are not expected to impact the refinery. During 2011, the refinery did not sustain any water damage, and since that time levees around the refinery have been built and maintained. At this time, the impact is expected to be minimal to the refinery operations as steps are being taken to optimize inventory levels, prioritize barge movement and ensure product movement with a third party pipeline company.

About Delek Logistics Partners, LP
Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, is a growth-oriented master limited partnership formed by Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, renewable fuels and convenience store retailing. The refining assets consist of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day. The logistics operations primarily consist of Delek Logistics Partners, LP (NYSE: DKL). Delek US Holdings, Inc. and its affiliates own approximately 63% (including the 2 percent general partner interest) of Delek Logistics Partners, LP. Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. The convenience store retail business is the largest 7-Eleven licensee in the United States and operates approximately 281 convenience stores in central and west Texas and New Mexico.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding future growth at Delek US and Delek Logistics, including midstream growth and expected adjusted EBITDA resulting therefrom; expected returns on investments; completion of the expansion of the pipeline and results therefrom; future access to crude oil grades; and future crude oil supply at our refineries. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US, thereby subjecting Delek Logistics to Delek US' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the utilization of our assets and business performance; an inability of Delek US to grow as expected as it relates to Delek Logistics’ potential future growth opportunities, including dropdowns, and other potential benefits; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell; the results of our investments in joint ventures; adverse changes in laws including with respect to tax and regulatory matters; and other risks as disclosed in Delek US’ and Delek Logistics’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at which, or by, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics undertakes any obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US or Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation.

Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:

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Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before net interest expense, income tax expense, depreciation and amortization expense, including amortization of customer contract intangible assets, which is included as a component of net revenues in our accompanying condensed consolidated statements of income.

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Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") - calculated as EBITDA adjusted for distributions from operations of non-controlled entities in excess of earnings.

Delek Logistics Partners, LP Reconciliation of Forecasted Incremental U.S. GAAP Net Income (Loss) to Forecasted Incremental Adjusted EBITDA for the Red River Pipeline Joint Venture

($ in millions)	Pre-Expansion Range		Post-Expansion Range

Forecasted Incremental Net Income	$1.4	$3.4	$5.8	$10.8
Add Forecasted Incremental Amounts for:
Interest Expense, net	6.6	6.6	7.6	7.6
Depreciation and amortization	--	--	--	--
Forecasted Incremental EBITDA	$8.0	$10.0	$13.4	$18.4
Adjustments:
Add Forecasted incremental distributions from operations of non-controlled entities in excess of earnings	5.5	5.5	6.6	6.6

Forecasted Incremental Adjusted EBITDA	$13.5	$15.5	$20.0	$25.0

Investor Relations Contact:
Keith Johnson
Vice President of Investor Relations
615-435-1366

Media/Public Affairs Contact:
Michael P. Ralsky
Vice President - Government Affairs, Public Affairs & Communications
615-435-1407

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